UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 5, 2016
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(866) 710-4623
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ally Financial Inc. • Form 8-K

Item 8.01.    Other Events
Ally Financial Inc. (Ally) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management's Discussion and Analysis included in our Annual Report on Form 10-K for the year ended December 31, 2015. Historical information was updated for a change in reportable segments. Exhibit 99.1 contains the revised and updated financial information.
Realignment of Operating Segments
As a result of a change in how management views and operates our business, during the first quarter of 2016, we made changes in the composition of our operating segments. Financial information related to our Corporate Finance business is now presented as a separate reportable segment. Previously, all such activity was disclosed in Corporate and Other. Additionally, only the activity of our ongoing bulk acquisitions of mortgage loans and other originations and refinancing is now presented in Mortgage Finance operations. The activity related to the management of our legacy mortgage portfolio is now disclosed in Corporate and Other. Our other operating segments, Automotive Finance operations and Insurance operations, remain unchanged.
Our segment results will be reported under this new structure beginning in the first quarter of 2016, and results from prior periods will be reported in a manner consistent with the new structure.
Under SEC regulations, the same reportable segment presentation is also required for previously issued financial statements for each of the years presented in our 2015 Form 10-K, even though the financial statements relate to periods prior to the reportable segment change. This change in reportable segment has no effect on our reported net income for any reporting period.

Ally Financial Inc. • Form 8-K

Item 9.01.    Financial Statements and Exhibits
The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP
99.1
Consolidated Financial Statements and Notes thereto, and Management's Discussion and Analysis recast for the reportable operating segment change for the fiscal years ended December 31, 2015, 2014, and 2013 (which replaces and supersedes Part II, Item 7 and Item 8, respectively, of the 2015 Form 10-K filed with the SEC on February 24, 2016).

Signatures
Ally Financial Inc. • Form 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 5th day of May, 2016.

Ally Financial Inc.
(Registrant)

/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer, and Corporate Controller